Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES - OXLEY ACT OF 2002

In connection with the Quarterly Report of China XD Plastics Company Limited (the “Company”), on Form 10-Q for the period ended March 31, 2016 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), each of the undersigned, Jie Han, Chief Executive Officer of the Company and Taylor Zhang, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jie Han
Name:	Jie Han
Title:	Chief Executive Officer (Principal Executive Officer)

May 10, 2016

/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

May 10, 2016